QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 5.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-10) and Prospectus of Angiotech Pharmaceuticals, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated March 7, 2003, except for Note 17 as to which the date is September 18, 2003, included in the Current Report (Form 6-K) of Angiotech Pharmaceuticals, Inc., filed with the Securities and Exchange Commission.

Palo Alto, California	/s/ ERNST & YOUNG LLP
September 18, 2003

QuickLinks

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS